									Exhibit 99.2

Apple Inc.
Q4 2016 Unaudited Summary Data
(Units in thousands, Revenue in millions)

	Q4 2016		Q3 2016		Q4 2015		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Operating Segments
Americas		$20,229		$17,963		$21,773		13%		-7%
Europe		10,842		9,643		10,577		12%		3%
Greater China		8,785		8,848		12,518		-1%		-30%
Japan		4,324		3,529		3,929		23%		10%
Rest of Asia Pacific		2,672		2,375		2,704		13%		-1%
Total Apple		$46,852		$42,358		$51,501		11%		-9%

	Q4 2016		Q3 2016		Q4 2015		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (1)	45,513	$28,160	40,399	$24,048	48,046	$32,209	13%	17%	-5%	-13%
iPad (1)	9,267	4,255	9,950	4,876	9,883	4,276	-7%	-13%	-6%	0%
Mac (1)	4,886	5,739	4,252	5,239	5,709	6,882	15%	10%	-14%	-17%
Services (2)		6,325		5,976		5,086		6%		24%
Other Products (1)(3)		2,373		2,219		3,048		7%		-22%
Total Apple		$46,852		$42,358		$51,501		11%		-9%

(1)		Includes deferrals and amortization of related software upgrade rights and non-software services.
(2)		Includes revenue from Internet Services, AppleCare, Apple Pay, licensing and other services.
(3)		Includes sales of Apple TV, Apple Watch, Beats products, iPod and Apple-branded and third-party accessories.